Exhibit 10.2

STOCK PURCHASE AGREEMENT

       THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made effective the  _ day of August, 2009 by and between, Healthcare Corporation of America, a New Jersey  corporation located at 36 Kevin Drive Suite 100, Flanders, New Jersey 07836 (the "Company")  and George Vlastaris located at 31 Edgewater Drive, Hainesport, New Jersey 08036 (the  "Purchaser").  RECITALS

       WHEREAS, the Purchaser desires to purchase certain shares of the Company's common  stock (the "Common Stock") on the terms and conditions set forth herein, and

       WHEREAS, the Company desires to issue and sell shares of the Common Stock to the  Purchaser on the terms and conditions set forth herein.

       AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing recitals and the mutual  promises hereinafter set forth, and, other good and valuable consideration, the parties hereto  agree as follows:

1 ..           Authorization, Sale and Issuance of Shares and Options

1.1           Authorization The Company shall issue 20,000 shares of Common Stock (the  "Shares") no par value per share which shall be approximately equal to .147% of the Company's  issued and outstanding common stock, to the Purchaser at a purchase price of $.50 per share for  an aggregate value of $10,000. The Company shall issue 8,000 Warrants to the Purchaser at a  purchase price of $.50 per Warrant. The Purchaser may exercise these Warrants at any time  during the Three Year Period. The Three Year Period is defined as the period commencing from  the closing date of the filing of Form lS-C-21l with the SEC and ending three years from that  date. At the end of the Three Year Period, any Warrants that are not exercised will expire.  These Warrants may not be transferred.

1.2           Sale and Issuance of the Shares Subject to the terms and conditions hereof the

Company shall sell and Purchaser shall purchase the Shares at the closing, as defined below.

2.           Closing The Closing date appears on Page 8.

2.1           Delivery Subject to the terms of this agreement, at Closing the Company will  deliver to the Purchaser the stock certificates representing the 20,000 shares purchased by the  Purchaser from the Company.

3.           Representations and Warranties of the Company The Company hereby represents  and warrants to the Purchaser as of the Closing date as follows:

3.l           Organization and Standing: Articles and Bylaws The Company is and will be a  corporation duly organized, validly existing, and in good standing under the laws of the State of  New Jersey and will have all requisite corporate power and authority to carryon its business as  proposed to be conducted.

3.2           Corporate Power The Company will have at the Closing, requisite corporate  power to enter into this Agreement and to sell and issue the Shares. This Agreement shall  constitute a valid and binding obligation of the Company enforceable in accordance with the  respective tenus, except as the same may be limited by bankruptcy, insolvency, moratorium, and  other laws of general application affecting the enforcement of creditors' rights.

3.3           Capitalization The authorized capital stock of the Company is 25,000,000 shares  of Common Stock, no par value per share.

3.4           Authorization

(a)           Corporate Action All corporate action on the part of the Company  necessary for the authorization, execution and delivery of this agreement, the sale and  issuance of the Shares and the performance of the Company's obligations hereunder will  be taken prior to the Closing. This Agreement constitutes a valid and legally binding  obligation of the Company, enforceable in accordance with its terms.

(b)           Valid Issuance The shares, when issued in compliance with the provisions  of this Agreement will be duly authorized, validly issued, fully paid and non-assessable,  and will be free of any liens or encumbrances caused or created by the Company,  provided, however, that all such shares may be subject to restrictions on transfer under  state and federal securities laws as set forth herein, and as they may be required by future  changes in such laws.

(c)           No Preemptive Rights Except as provided herein, no person currently has  or will have any right of first refusal or any preemptive rights in connection with the  issuance of the Shares, or any future issuance of securities by the Company.

3.5           Compliance with Other Instruments. The Company 'Will not be in  violation of any term of the Company's Articles or Bylaws, nor will the Company be in violation  of or in default in any material respect under the terms of any mortgage; indenture, contract,  agreement, instrument, judgment or decree, the violation of which would have a material adverse  effect on the Company as a whole, and to the knowledge of the Company, is not in violation of  any order, statute, rule, or regulation applicable to the Company, the violation of which would  have a material adverse effect on the Company. The execution, delivery and performance of and  compliance with this Agreement and the issuance and sale of the Shares will not (a) result in any  such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result  in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties  or assets of the Company pursuant to any such term.

4.             Representations and Warranties of Purchaser and Restrictions on Transfer  Imposed by' the Securities Act.

4.1           Representations and Warranties by the Purchaser. The Purchaser represents and  warrants to the Company as follows:

(a)           Investment Intent This Agreement is made with the Purchaser in reliance  upon the Purchaser's representations to the Company, evidenced by the Purchaser's  execution of this Agreement, that the Purchaser is acquiring the Shares for investment for  the Purchaser's own account, not as nominee or agent, and not with a view to or for  resale in connection with, any distribution or public offering thereof within the meaning  of the Securities Act and applicable law. The Purchaser has the full right, power, and  authority to enter. into and perform this agreement.

(b)           Shares not Registered The Purchaser understands and acknowledges that  the offering of the shares pursuant to this Agreement will not be registered under the  Securities Act on the grounds that the offering and sale of securities contemplated by this  Agreement are exempt from the registration under the Securities Act pursuant to Section  4(2) thereof and exempt from registration pursuant to applicable state securities of blue  sky laws, and that the Company's reliance upon such exemptions is predicated upon such  Purchaser's representations set forth in this Agreement. The Purchaser acknowledges  and understands that the Shares must be held indefinitely unless the Shares are  subsequently registered under the Securities Act and qualified under state law or unless  an exemption from such registration and such qualification is available. The Company  intends to file an S-1 Registration and will include the Purchaser's shares in said filing.

(c)           No Transfer Except as set forth in Section 4.4 hereunder, the Purchaser  covenants that in no event will the Purchaser dispose of any of the Shares (other than in  conjunction with an effective registration statement for the Shares under the Securities  Act in compliance with Rule 144 promulgated under the Securities Act) unless and until  (i) the Purchaser shall have notified the Company of the proposed disposition and shall  have furnished the Company with a statement of the circumstances surrounding the  proposed disposition, and (ii) if reasonable required by the Company, the Purchaser shall  have furnished the Company an opinion of counsel satisfactory in form and substance to  the Company to the effect that (x) such disposition will not require registration under the  Securities Act, and (y) appropriate action necessary for compliance with the Securities  Act and any other applicable state, local, or foreign law has been taken, and (iii) the  Company has consented, which consent shall not be unreasonably withheld.

(d)           Knowledge and Experience The Purchaser (i) has such knowledge and  experience in financial and business matters as to be capable of evaluating the merits and  risks of the Purchaser's prospective investment in the Shares; (ii) has the ability to bear  the economic risks of the Purchaser's prospective investment; (iii) has been furnished  with and had access to such information as the Purchaser has considered necessary to  make a determination as to the purchase of the Shares together with such additional  information a is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by the Purchaser satisfactorily answered by the  Company; (v) has not been offered the Shares by any form of advertisement, article,  notice, or other communication published in any newspaper, magazine, or similar  medium; or broadcast over television, or radio; or any seminar or meeting whose  attendees have been invited by any such medium and (vi) I am an accredited investor.

(e)           Not Organized to Purchase. The Purchaser has not been organized for the  purpose of purchasing the Shares.'

4.2           Legends Each certificate representing the Shares shall be endorsed with  the following legends:

(a)           Federal Legend. The securities represented by this certificate have not  been registered under the Securities Act of 1933, as amended (the "Act") and are  "restricted securities" as defined in rule 144 promulgated under the Act. The securities  may not be sold or offered for sale or otherwise distributed except (i) in conjunction 'With  an effective registration statement for the shares under the Act, of (ii) pursuant to an  opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution.

(b)           Other Legends. With respect to any other legends required by applicable  law, the Company need not register a transfer of legend Shares, and may also instruct the  transfer agent not to register the transfer of the Shares, unless the conditions specified in  such legend is satisfied.

4.3           Rule 144. The Purchaser is aware of the adoption of Rule 144 by the SEC  promulgated under the Securities Act, which permits limited public resale of securities acquired  in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser  understands that under Rule 144, the conditions include, among other things: the availability of  certain, current public information about the issuer and the resale occurring not less than six  months after the party has purchased and paid for the securities to be sold.

5.           Conditions to Closing

5.1           Conditions to the PARTIES Obligations The obligations of the PARTIES  at the Closing are subject to the fulfillment to their satisfaction, on or prior to the Closing, of the  following conditions, any of which may be waived in accordance with the provisions hereof.

(a)           Representations and Warranties Correct: Performance of Obligations The  representations and warranties made by the PARTIES in Section 3 hereof shall be true  and correct when made and at the Closing. The PARTIES business and assets shall not  have been adversely affected in any material way prior to the Closing. The PARTIES  shall have performed in all material respects all obligations and conditions herein  required to be performed or observed by it on or prior to closing.

(b)           Consents and Waivers The Company shall have obtained in a timely  fashion any and all consents, permits, and waivers necessary or appropriate for the  consummation of the transactions contemplated by this Agreement.

5.2           Conditions to Obligations of the Company The Company's obligation to  sell the Shares at the closing is subject to the condition that the representations and warranties  made by the Purchaser in Section 4 hereof shall be true and correct when made, and on the  Closing.

6.           Affirmative Covenants of the Company The Company hereby covenants  and agrees as follows:

6.1           Financial Information The Company will furnish holders of the Shares  with annual audited financial statements together with such notes and commentary by the  management as is usual and customary.

7.           Registration Rights

The Purchaser is not entitled to any registration rights under this Agreement or  associated with the purchase of the Shares. The purchase shall be subject to such private  restrictions on the transfer of the Shares as are designated from time to time by the Company or  its investment bankers or underwriters.

8.           Risk Factors

The securities offered hereby are speculative in nature and involve a high degree  of risk. They should be purchased only by purchasers who can afford to lose their entire  investment in the company, therefore, each prospective investor should, prior to purchase,  consider very carefully the following risk factors.

8.1           Ariitr   Determination of Stock Price   The price of the Shares has been  determined arbitrarily by the Company. The price should not be regarded as an indication of any  future market price of the Company's stock and has no relation to the value of the Company's  stock.

8.2           Dependence on Key Personnel The success of the Company is dependent  on the efforts and abilities of its current officers and directors. If the Company were to lose the  services of such officers, its business could be materially and adversely affected.

8.3           Audited Financial Statements The Company has prepared or will cause to  be prepared current financial statements through the period ending December 31, 2008. The  balance sheet and income statement included therein have been prepared in accordance with  generally accepted accounting principles and can access these statements on the SEC website on  the Form S-l filing.

8.4           Discretion in Application of Proceeds In order to accommodate changing  circumstances, the Company's management may allocate the proceeds of this financing in  accordance with its needs and operation. Subject to the supervision of the Board of Directors,  the Company's management will be give discretion in the application of the proceeds.

8.5           Restrictions on Transfer The Shares may not be resold unless such sale is  registered or qualifies for an exemption from registration WIder the Act and all applicable state  securities laws. The Shares should be considered a suitable investment only for purchasers  whose financial position is such that they will be able to hold the Shares for an indefinite period.  Some state laws may impose additional restrictions on transfer of the Shares.

           For all of the reasons state in the risk factors and others, including, without  limitation, those set forth herein, these shares involve a high degree of risk.. Any purchaser  considering an investment in the Securities offered should be aware of these factors. These  securities should only be purchased by purchasers who can afford a total loss of their investment  in the company and have no immediate need for a return of or on their investment.

9.           Officers and Directors

9.1           Directors of the Company. Gary Sekulski and Joseph Drucker are the sole  members of the Board of Directors of the Company.

9.2           Officers of the Company Gary Sekulski is Chief Executive Officer and  President and Joseph Drucker is Secretary and Corporate Counsel and Jan Goldberg, Executive  Vice President, Administration ..

10.           Miscellaneous

10.1         Governing Law This Agreement shall be governed in all respects by the  laws of the State of New Jersey as such laws are applied to agreements between residents entered  into and to be performed entirely within New Jersey.

                10.2         Survival The representations, warranties, covenants and agreements made  herein shall survive the Closing of the Transactions contemplated hereby, notwithstanding any  investigation made by the Purchaser. All statements as to factual matters contained in any  certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in  connection with the transactions contemplated hereby shall be deemed to be representations and  warranties by the Company hereunder as of the date of such certificate or instrument.

                10.3         Successors and Assigns Except as otherwise expressly provided herein,  the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns  heirs, executors, and administrators of the parties hereto.

                10.4         Entire Agreement This Agreement and the other documents delivered  pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

                10.5         Notices, Etc. All notices and other communications required or permitted  hereunder shall be in writing and shall be delivered personally, mailed by first class mail,  postage prepaid, or delivered by courier or overnight delivery, addressed )a_ if to a Purchaser, at  such Purchaser's address set forth above, or at such other address as such Purchaser shall have  furnished to the Company in writing, or (b) if so the Company, at its address set forth at the  beginning of this Agreement, or at such other address as the Company shall have furnished to the  Purchaser in writing. Notices that are mailed shall be deemed received five (5) days after deposit  in the United States mail. Notices sent by courier or overnight delivery shall be deemed received  two (2) days after they have been so sent.

                10.6         Severability In case any provision of this Agreement shall be found by a  court of law to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the  remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                10.7 Finder's Price and Other Fees

(a)           The Company (i) represents and warrants that it has retained no finder or  broker in connection with the transactions contemplated by this Agreement, and (ii)  hereby agrees to indemnify and to hold Purchaser harmless from and against any liability  for commissions or compensation in the nature of a finder's fee to any broker or other  person or firm and the costs and expenses of defending against such liability or asserted  liability) for which the Company, or any of its employees or representatives, is  responsible.

(b)           The Purchaser (i) represents and warrants that the Purchaser has retained  no finder or broker in connection with the transactions contemplated by this Agreement,  and (ii) hereby agrees to indemnify and to hold the Company harmless from and against  any liability for any commission or compensation in the nature of a finder's fee to any  broker or other person or firm (and the costs and expenses of defending against such  liability or asserted liability) for which such Purchaser is responsible.

                10.8         Expenses the Company and the Purchaser shall each bear their own  expenses and legal fees in connection with the consummation of this transaction.

                10.9         Titles and Subtitles The titles of the sections and subsections of this  Agreement are for convenience of reference and are not to be considered in construing this  Agreement.

                10.10       Counterparts This Agreement may be executed in any number of  counterparts, each of which shall be an original, but all of which together shall constitute one  instrument.

                10.11       Delays or Omissions No delay or omission to exercise any right, power,  or remedy accruing to the Company or to any holder of any securities issued or to be issued  hereunder shall impair any such right, poser, or remedy of the Company or such holder, nor shall  it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence  therein, or of or in any similar breach or default thereafter occurring; not shall any failure to  exercise any right, power, or remedy or any waiver of any single breach or a waiver of any other  right, power or remedy or breach or default theretofore or thereafter occurring. All remedies,  either under this Agreement, or by law or otherwise afforded to the Company or any holder, shall  be cumulative ant not alternative.

          IN WITNESS "THEREOF, the parties hereto have executed this Agreement this _ day of August, 2009.

COMPANY;

HEALTHCARE CORPORATION OF AMERCA

/S/  Gary Sekulski
GARY SEKULSKI, CEO AND PRESIDENT

PURCHASER

/s/  George Vlastaris
GEORGE VLASTARIS

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